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                                                            EXHIBIT 10.(i)(M)(3)


                           WAIVER AND THIRD AMENDMENT
                                       TO
                                CREDIT AGREEMENT


          THIS WAIVER AND THIRD AMENDMENT (the "Waiver and Amendment") dated as of March 29, 1997, is made and entered into among MONTGOMERY WARD & CO., INCORPORATED (the "Company") and the lenders listed on the signature pages hereof (herein, together with their respective successors and assigns, collectively called the "Lenders" and individually called a "Lender").

          WHEREAS the Lenders are parties to that certain Credit Agreement dated as of October 4, 1996, as amended (the "Credit Agreement"), among Montgomery Ward & Co., Incorporated, various Lenders, The Bank of New York as Documentation Agent, and The Bank of Nova Scotia, as Administrative Agent; and

          WHEREAS the Company desires to amend the Credit Agreement in certain respects;

          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                     WAIVER

          1.1  Waiver. The Lenders hereby waive any Event of Default under
Section 13.1(c) of the Credit Agreement arising by reason of any payment or other concession pursuant to the Finance Agreement Modifications referred to in
Section 3.2 hereof.

          1.2 Limitation on Waivers. The waiver contained herein is limited precisely to their terms and shall not constitute an amendment, modification or waiver generally or for any other purpose. The waiver contained herein shall immediately terminate and cease to be effective upon breach by the Company of its obligations under Section 2.3 hereof or any of the representations or warranties contained in Article III.

                                   ARTICLE II

                                   AMENDMENTS

          2.1 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto:

          (a) the definition of "Existing Credit Agreements"
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is amended by deleting reference therein to "December 23, 1996" and inserting in lieu thereof "March 29, 1997".

          (b) the definition of "Change in Control" is corrected by deleting reference therein to "Company" and inserting in lieu thereof "Montgomery Ward Holding Corp., a Delaware corporation".

          (c) The following definition is added in the appropriate alphabetical order:

          "Finance Agreements" means any or all of the following: (i) any and all agreements of the Company or any of its Subsidiaries evidencing or governing the terms of any Indebtedness for Borrowed Money, (ii) the so-called synthetic or operating lease agreements with Sumitomo Bank Leasing and Finance, Inc. and Credit Lyonnais, as lessors, as amended, and (iii) any agreements or notes (including the so-called Seller Notes referred to in Section 13.1(j)) evidencing amounts owed by the Company or a Subsidiary under the Retail Credit Program Agreement.

          2.2 Section 11 of the Credit Agreement is hereby amended by replacing in subsection (i) reference to "December 23, 1996" and inserting in lieu thereof "March 29, 1997".

          2.3 Section 11 of the Credit Agreement is hereby amended by adding the following paragraph at the end of the section:

     Modification of Finance Agreements. Without the consent of the Required Lenders, after the Effective Date the Company will not, and will not permit any Subsidiary to, enter into any material amendment, waiver or modification with respect to any Finance Agreement.

          2.4 Inventory Financing and Note Purchase Agreements. Section 13.1 of the Credit Agreement is further amended by adding subsections (m) and (n) as follows:

          (m) Inventory Financing with GE Capital. The aggregate outstanding principal amount of indebtedness of the Company and its subsidiary, Lechmere, Inc. to GE Capital pursuant to its so-called vendor program shall at any time be less than $350,000,000.

          (n) Note Purchase Agreements. The occurrence of an event of default under the Company's Note Purchase Agreements dated as of March 1, 1993 and July 11, 1995, as amended. No waiver, amendment or other action by the noteholders with respect to any event of default under the such Note Purchase Agreements shall be effective to

                                       2
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     terminate the Event of Default arising under this Section 13.1(n).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Company hereby represents and warrants to the Agents and the Lenders as follows:

          3.1 No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing or will exist after giving effect to this Waiver and Amendment.

          3.2 Finance Agreements. Without limitation of Section 2.1, for the Fiscal Quarter ending March 29, 1997 the Company has obtained all necessary amendments, waivers or modifications (collectively, the "Finance Agreement Modifications") in respect of any financial covenants under the Finance Agreements so that during the Waiver Period, no default or event of default shall exist under any of such Finance Agreements as a result of noncompliance with any of such financial covenants. The Company has furnished to the Agents copies of any amendment, waiver or modification entered into on or after December 23, 1996 with respect to any Finance Agreement. The Company has furnished to each of the Lenders a true and correct summary (dated as of 3/27/97) of each Finance Agreement Modification.

          3.3  Due Execution.   The execution, delivery and performance of this
Waiver and Amendment, (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any governmental approval which has not been previously obtained (and each such governmental approval that has been previously obtained remains effective), (iv) do not and will not contravene or conflict with any provision of law, or of any judgment, decree or order, or of the Company's charter or by-laws, and (v) do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement binding upon the Company, any Subsidiary or any of their respective properties.

          3.4 Validity. The Credit Agreement as amended by this Waiver and Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          3.5 Credit Agreement. All representations and warranties of the Company contained in Sections 10.1, 10.2, 10.3, 10.4(a), 10.7, 10.10, 10.11,
10.12, 10.15 and 10.18 of the Credit Agreement are true and correct as of the date hereof with the same effect as though made on the date hereof.

                                       3
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                                  ARTICLE IV

                                    GENERAL
                                    -------

          4.1 Expenses. The Company agrees to pay all out-of-pocket expenses (including fees and expenses of McDermott, Will & Emery) of the Documentation Agent and the Administrative Agent in connection with the preparation, execution and delivery of this Waiver and Amendment.

          4.2 Effectiveness. Article I of this Waiver and Amendment shall become effective as of the date on which, McDermott, Will & Emery as counsel to the Agents shall have received the following in form and substance reasonably satisfactory to the Documentation Agent:

          (a) Waiver and Amendment. Counterparts of this Waiver and Amendment, whether on the same or different counterparts, executed by the Company and the Required Lenders (or in the case of any Lender as to which an executed counterpart shall not have been so received, telegraphic, telefax, telex or other written confirmation of execution of a counterpart hereof by such Lender).

          (b) Finance Agreements. A certificate of an Authorized Officer of the Company to the effect that (i) attached thereto is an executed copy of each Finance Agreement Modification entered into during the period from December 24, 1996 through the Effective Date, and (ii) each such Finance Agreement Modification is fully effective.

          4.3 Definitions. Except as otherwise herein specifically defined, all the capitalized terms contained herein shall have the meaning ascribed to such terms in the Credit Agreement.

          4.4 Reaffirmation. Except as hereinabove expressly provided, all the terms and provisions of the Credit Agreement shall remain in full force and effect and all references therein and in any related documents to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          4.5 Successors. This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          4.6 Governing Law. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

                                       4
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          4.7  Counterparts.  This Waiver and Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

          4.8 Acknowledgement of Lechmere. By executing the acknowledgement to this Waiver and Amendment, Lechmere, Inc. hereby confirms and agrees that the Lechmere, Inc. Guaranty is, and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, except that on or after the Effective Date each reference therein to the "Credit Agreement" shall refer to the Credit Agreement after giving effect to this Waiver and Amendment.

                                       5
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          Delivered at Chicago, Illinois as of the day, month and year first above written.

                                 MONTGOMERY WARD & CO., INCORPORATED


                                 By: /s/ Carol J. Harms
                                    --------------------------------
                                 Name:   Carol J. Harms
                                 Title: Senior Vice President - Finance



ACCEPTED AND APPROVED:


THE BANK OF NEW YORK, in its
individual capacity and in
its capacity as Documentation Agent


By: /s/ Michael Flannery
   -----------------------------
Name:   Michael Flannery


THE BANK OF NOVA SCOTIA, in its
individual capacity and in its
capacity as Administrative Agent


By: /s/ A.S. Norsworthy
   -----------------------------
Name:   A.S. Norsworthy
Title:  Sr. Team Leader-Loan Operations

GENERAL ELECTRIC CAPITAL CORPORATION,
in its individual capacity


By: /s/ R.M. Agans
   ------------------------------
Name:   R.M. Agans


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GUARANTY REAFFIRMED:

LECHMERE, INC.


By: /s/ Carol J. Harms
   -------------------
Name:   Carol J. Harms
Title:  Vice President and Treasurer